Exhibit 99.1

Olo Completes Acquisition of Wisely Inc., a Leading Customer Intelligence and Engagement Platform for Restaurants

November 5, 2021

NEW YORK—(BUSINESS WIRE)— Olo Inc. (NYSE:OLO), a leading on-demand commerce platform powering the restaurant industry’s digital transformation, today announced that on November 4, 2021, it completed the acquisition of Wisely Inc., a leading customer intelligence platform that enables restaurant brands to personalize the guest experience to maximize customer lifetime value. The acquisition was first announced on October 21, 2021.

“We are excited to welcome the Wisely team to the Olo family,” said Noah Glass, CEO and Founder of Olo. “Together Olo + Wisely will create a differentiated and wide breadth of product offerings that will accelerate our restaurant brands’ digital transformation, deepening brands’ relationships with customers, accelerating Olo’s ability to reach Digital Entirety: touching, adding value to, and deriving revenue from every restaurant transaction.”

Olo acquired Wisely for consideration of approximately $187 million, a combination of $77 million in cash and approximately 3.69 million shares of Olo’s Class A common stock. The cash portion of the consideration was funded by cash on Olo’s balance sheet.

About Olo

Olo is a leading on-demand commerce platform powering the restaurant industry’s digital transformation. Millions of orders per day run on Olo’s enterprise SaaS engine, enabling brands to maximize the convergence of digital and brick-and-mortar operations. The Olo platform provides the infrastructure to capture demand and manage consumer orders from every channel. With integrations to over 100 technology partners, Olo customers can build digital experiences with the largest and most flexible restaurant commerce ecosystem on the market. Over 400 restaurant brands use Olo to grow digital sales, maximize profitability, and preserve direct consumer relationships. Learn more at olo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers and may be recognized by the use of words such as “expects,” “plans,” “will,” “may,” “estimates,” “anticipate,” “should,” “projects,” “believe,” “intends” or words of similar meaning. These statements include, but are not limited to, statements regarding the expected results of the acquisition on Olo’s future financial performance and benefits of the acquisition. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to: difficulties and delays in integrating Wisely’s business; risks that the acquisition disrupts Olo’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the acquisition when expected or at all; potential adverse reactions or changes to business relationships resulting from the acquisition; the risk that unexpected costs will be incurred; the outcome of any legal proceedings that may be instituted against Olo, Wisely, or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Olo’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Olo’s business, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact and how quickly and to what extent normal economic and operating conditions can resume. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 10, 2021, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

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